Exhibit 99.1

 Preliminary and subject to changePrivileged and confidentialPrepared at the request of counsel  Equity Committee MeetingMay 13, 2014  Genco Shipping & Trading Limited  Preliminary and subject to changePrivileged and confidentialSubject to F.R.E. 408

 Preliminary and subject to changePrivileged and confidentialPrepared at the request of counsel  Company Overview

*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Company Overview

- Genco Shipping & Trading Limited, along with 57 direct and indirect subsidiaries, ("Genco" or the "Company") is a leading provider of international seaborne transportation services for drybulk cargo
  - The major bulks shipped include coal, iron ore and grain
  - The minor bulks include agricultural products, mineral cargoes, cement, forest products, steel products
- The Company's fleet consists of 53 drybulk carriers with an aggregate carrying capacity of ~3,810,000 dwt and an average age of ~9 years
  - 9 Capesize
  - 8 Panamax
  - 17 Supramax
  - 6 Handymax
  - 13 Handysize
- With headquarters in Manhattan, Genco operates its fleet internationally
  - 1,000 ports of call in over 110 countries
  - Not subject to the Jones Act
  - Entire team of 33 management employees located in New York

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Company Overview (cont.)

- While Genco's management team has strong relationships with charter counterparties and a history of lean operations, the dry bulk market is commoditized
  - Industry-wide, ownership of drybulk vessels is highly fragmented, with ownership of over 10,000 drybulk vessels divided across approximately 1,735 independent drybulk carrier owners
  - Vessels are bought and sold in active secondary markets
  - Other than the need for capital, there are minimal barriers to entry given the quantity of capable shipyards and their significant capacity
- Given the commoditized and fragmented nature of the drybulk business and the current oversupply of vessels, rates are established by the market with drybulk ship owners having little to no ability to influence charter rates
  - Genco has de minimis fixed rate time-charter coverage and its cash flow is susceptible to significant volatility
  - Between now and September 2014, 20 time charters will expire and require renewal

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 Preliminary and subject to changePrivileged and confidentialPrepared at the request of counsel  Business Plan

*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Overview

- The Company has prepared a Business Plan, built on a vessel-by-vessel basis, underlying the Prepack Plan
- The primary operating assumptions include:
  - Fleet: Consistent with prudent industry practice, the Company will pursue a "fleet renewal" program. When vessels reach their 20th birthday, they may still be operated; however, the Company will also purchase new comparable vessels from time to time to replenish the fleet
  - Rates: Based on analyst projections for 2014-15 and Marsoft's projections thereafter
  - Commissions: Based on historical and industry standard rates
  - Other Revenue: Assumes continued service revenue from third party management agreements throughout the projection period
  - OpEx: Based on historical OpEx per vessel class and assumes continued cost-efficient operations
  - Drydock: Projected vessel-by-vessel based on each ships' last drydock, currently scheduled drydock and age; includes future installation of ballast water treatment systems
  - G&A: Based on historical G&A and assumes continued lean operations
- The following pages set forth the detailed assumptions of the Business Plan and its financial forecast

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Operating Assumptions (cont.)

| | Assumption |
|---|---|
| **Fleet Composition** | ▪ As part of a fleet renewal program, the Company projects purchasing new comparable class replacement vessels whenever a currently owned vessel reaches its 20th birthday (4 vessels over the projection period)<br>– The Company also plans to opportunistically consider and pursue new-build and secondhand purchase opportunities as they become available, but such opportunities are not included in the Business Plan projections<br>▪ No vessels are projected to be scrapped in the Business Plan as no vessel reaches its 25th birthday during the projection period<br>▪ The Business Plan assumes that vessel purchases are financed with 50% debt and 50% equity, which would be raised at the time of purchase |
| **Rate Forecasts** | ▪ For 2014-2015, the Company has used equity research rate projections from the financial institutions that have historically covered Genco<br>– The Company uses the average of the "bottom half" of these estimates consistent with historical methodology<br>▪ 2016 and 2017 are based on Marsoft's base case Baltic Index projections as of Q1-2014 |
| **Spot Revenue Adjustments** | ▪ A unique adjustment factor is applied to the gross spot rate earned by each vessel to account for differences in size, age, and condition<br>– For example, the Genco Mare, a 2.5 year old Handysize, is expected to earn 105% of the projected rate when in the spot market<br>▪ Additionally, Genco's Handymax vessels are derived from Supramax projections, and then adjusted to reflect the smaller size<br>– Genco's Handymax vessels are assumed to earn 90% of the Supramax rate; this has historically been an appropriate proxy to account for Handymax vessels smaller size relative to Supramax vessels |

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Operating Assumptions (cont.)

| | Assumption |
|---|---|
| **Service Revenue** | ▪ The Business Plan assumes continued service revenue from third party management agreements |
| **Fleet Utilization** | ▪ Utilization factor accounts for unplanned off-hire due to maintenance, repairs, and repositioning<br>▪ 98% utilization factor applied to the difference of Calendar Days and Scheduled Drydocking Days |
| **Commissions** | ▪ Time charters generally contain commissions of 5.0%, with limited exceptions<br>▪ Projections assume that 5.0% commissions are paid on all spot revenues earned |
| **Taxes** | ▪ The projections for taxes are estimated based on the income from service revenues, as described above |
| **OpEx** | ▪ Vessel operating expenses include crew wages and related costs, the cost of insurance, expenses relating to repairs and maintenance (excluding drydocking), the cost of spares and consumable stores, tonnage taxes and other miscellaneous expenses<br>▪ Daily vessel operating expense for 2014 is based on the Company's budget with its third-party technical managers:<br>– Capesize: $6,000 per day<br>– Panamax: $5,300 per day<br>– Supramax: $5,200 per day<br>– Handymax: $5,000 per day<br>– Handysize: $4,900 per day<br>▪ Budgeted amounts for 2014 are subject to inflation of 2.0% per year |

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Operating Assumptions (cont.)

| | Assumption |
|---|---|
| **G&A** | ▪ G&A is estimated based on historical expenses and the Company's view of continued lean operations<br>▪ There are two fundamental components of G&A<br>– Core G&A (approximately $19mm per year): Includes cash expenses such as rent, compensation, insurance and reporting<br>– Restricted Stock Amortization (approximately $1.0-$2.5mm per year): For expense purposes only; does not contain cash component |
| **Technical Management Fee** | ▪ Technical management involves the day-to-day management of vessels, including performing routine maintenance, attending to vessel operations and arranging for crews and supply<br>▪ The Company contracts three independent technical managers to provide these services and management oversees the activities<br>▪ The projections assume $130k per vessel per year<br>– Consistent with budget and the current arrangements with third-party independent managers (Wallem, Anglo-Eastern, and V. Ships) |

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Operating Assumptions

| | Assumption |
|---|---|
| **Drydock Projections** | ▪ Drydock expenses are based on expected maintenance requirements corresponding to the age of the Company's fleet<br>▪ The Company negotiates directly with drydock yards and it's internally employed superintendents attend and supervise all drydock sessions<br>▪ Vessels are drydocked near their 5th, 10th, and 15th years of service<br>– After a vessel's third drydock session, drydockings occur every 24-36 months (for purposes of projections, a 30-month interval is assumed)<br>▪ All drydocks are assumed to last 20 days<br>▪ Drydock projections also include fuel-efficiency upgrades on 17 of the Company's vessels over the projection period, at a cost of \$250,000 - \$500,000 per vessel<br>▪ For projection purposes, cash cost is incurred at completion of the drydock and expensed evenly until the next drydock, however, timing of actual drydock payments may vary |
| **Ballast Water Treatment System** | ▪ New regulations have been announced requiring the installation of ballast water treatment systems; while the convention will be in force at different times throughout the world (and has yet to be confirmed in some cases), the Company expects to install these systems during each vessel's first drydock after January 1, 2016<br>▪ Cost is incremental to expected drydock costs and varies by vessel class<br>– Capesize: \$950k<br>– Panamax: \$800k<br>– Supramax: \$750k<br>– Handymax: \$700k<br>– Handysize: \$650k<br>▪ Similar to the treatment of drydock costs, the projections assume cash cost of ballast water treatment systems is incurred at completion of the relevant drydock session; cost is then expensed over the remaining life of the vessel |

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 *  Preliminary and subject to changePrivileged and confidentialSubject to F.R.E. 408  Operating Projections

 *  Preliminary and subject to changePrivileged and confidentialSubject to F.R.E. 408  Levered Projections

 Preliminary and subject to changePrivileged and confidentialPrepared at the request of counsel  Restructuring Background & Discussion

*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Restructuring Background

- Potential covenant defaults under Prepetition Credit Facilities in 2011 & 2012 led to amendments, waivers of covenants and amortization holidays
  - During this process, the Company's liquidity pressures and the need for a significant financial restructuring were disclosed in at least 19 SEC filings since February 2013, including nine 8-K's filed since February 2014
- In late 2013, with the end of amortization holiday looming, the Company began the process for a comprehensive restructuring
  - Again, this was widely disclosed in the industry and financial market.
- Payment of amortization would have led to breach in financial covenants and depletion of necessary liquidity adversely affecting the Company's ability to continue meeting operating obligations.
  - In 2014, ~$221 million in annual amortization would become due
  - $55.2 million due in the first quarter

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Negotiation Summary & Consideration to Equity

- Beginning in late 2013, the Company began organizing its secured creditors and an ad hoc group of convertible noteholders.
  - Steering Committee of 2007 Facility Lenders
  - $253 Million Lenders & $100 Million Lenders
  - Ad hoc group of informal group of Convertible Notes ("Converts")
- Specifically, the Company (i) organized its secured and unsecured creditors, including their engagement of legal (Milbank, Akin and Paul Weiss) and/or financial advisors (Houlihan Lokey and Jeffries), (ii) had initial meetings and discussions with each creditor group's professionals and, thereafter, the Steering Committee of 2007 Facility Lenders and a restricted group of the Converts, (iii) developed and negotiated a restructuring framework with the various groups of secured creditors, and (iv) engaged in substantive negotiations with the Converts for further improvement of recoveries for creditors – all in furtherance of avoiding a nonconsensual "free-fall" bankruptcy which would impair values for all stakeholders.
- The negotiations and restructuring process overseen by Board of Directors, which includes 7 members, including 6 independent directors.
  - There were at least 12 meetings of the Board since January 1, 2014 and through the meeting approving the commencement of the Prepack Chapter 11 case
  - The Board was extremely proactive throughout the negotiation process

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Negotiation Summary & Consideration to Equity

- The negotiations were extensive. During this negotiation, the Company required various forbearances and waivers to avoid exercise of remedies and/or defaults which could impair value to all stakeholders
  - In mid-February, the Company missed an interest payment owed to the Converts which required a waiver from the $100 Million Lenders to avoid a cross-default
  - Prior to the end of the 30 day interest payment default grace period, based upon preliminary progress towards a consensual restructuring, the Company made the Convert interest payment to obtain additional time to continue negotiations and avoid a "free-fall" bankruptcy
  - However, to preserve necessary liquidity, the Company did not make the required ~$48 million amortization payment due on March 31st to the 2007 Facility Lenders.
  - To avoid an immediate exercise of remedies, shortly before midnight on March 31st, the Company required and obtained a 36 hour forbearance from the 2007 Lenders as well as a waiver of cross-defaults from the other secured lenders.
  - The March 31st forbearance/waiver would terminate if an RSA was not signed by 11:59 pm on April 4th.
  - The RSA was timely executed and went effective, thereby extending the forbearance and waiver periods to April 21st to document the transaction. Various 8-Ks were filed during this process.

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Negotiation Summary & Consideration to Equity (cont.)

- Initial negotiations with the 2007 Lenders in January had a significantly reduced recovery and impairment of *all GUCs*, including the Converts. The 2007 Lenders would not agree to ***any*** recovery opportunity for the Existing Equity
- The Company engaged in extensive negotiations to improve recovery for all GUCs, while keeping open the opportunity for a recovery for Existing Equity – despite impairment of creditors
- Throughout the negotiations, despite impairment for the 2007 Lenders, the $253 Million and $100 Million Lenders, and the Converts, the Company insisted that there should be an opportunity for the Existing Equity to participate in any long-term recovery through issuance of warrants
  - As noted, significant pushback from 2007 Facility Lenders and, later, the Converts
  - Despite considerable pushback, the 2007 Facility Lenders offered the Existing Equity warrants for 1.5% of the reorganized equity in exchange for agreement to proceed expeditiously to preserve business values
  - Following further negotiation, the Company was able to substantially increase the existing equity recovery to warrants for 6.0% of the reorganized equity
- As discussed on the following pages, the Company believes the consideration being offered to Existing Equity is a gift and more than Existing Equity would be entitled to receive under a non-consensual bankruptcy plan

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*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Evaluation of Alternatives

- The Company contemplated alternative restructuring approaches and believes the currently proposed plan (the "Prepack Plan") maximizes value for all stakeholders and minimizes risk from a nonconsensual bankruptcy
  - Potential alternative approaches included (i) continued periodic credit facility amendments or (ii) a sale process
- **Periodic Amendments**: The Company cannot continue with periodic amendments due to its over-levered capital structure
  - No dispute that the Company must delever and needs a substantial restructuring of its balance sheet
  - The 2007 Facility has a Loan-to-Vessel-Value ("LTV") of approximately 130%
  - The 2007 Facility Lenders agreed to equitize their claims to right-size the capital structure now – a result that cannot be achieved without the their consent
    - Initially, agreement to equitize only a portion of secured debt (all but $360 million of new or take-back secured debt)
    - Later agreement to convert the entire $1 billion+ facility to strengthen balance sheet for post-emergence operations

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 *  Preliminary and subject to changePrivileged and confidentialSubject to F.R.E. 408  Evaluation of Alternatives (cont.)  Pursuing a protracted sales process as part of a bankruptcy case would jeopardize the consideration currently being offered to all stakeholders under the Prepack Plan, including the Existing Equity As previously highlighted, despite its well-publicized financial distress, no interested party has approached the Company for a transaction – let alone a party that could credibly provide the Company with in excess of $1.61 billionIn contrast, the Prepack Plan preserves values and provides Existing Equity with an opportunity to participate in future success of a significant consensual deleveraging of the Company. By receiving warrants, Existing Equity will receive upside benefit from any success by the post-emergence Genco with a dramatically deleveraged balance sheet and new liquidity

 Preliminary and subject to changePrivileged and confidentialPrepared at the request of counsel  Financing Discussion

*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Financing Summary

- As part of the restructuring process, the Company and its advisors evaluated the post-reorganization capital structure
  - The Company initially entertained a 50% loan to vessel value capital structure to see if the terms would be attractive and/or available
- Alternative financing discussions were central to the Company's initial meetings with the $253 million Facility Lenders, $100 Million Facility Lenders, and 2007 Facility Lenders
  - While the $253 million/$100 million Facility Lenders indicated a willingness to amend & extend their debt (as provided for in the Prepack Plan), the Company explored third party financing for these facilities
  - The 2007 Facility Lenders initially agreed to a structure that retained $360 million of secured debt (in addition to the amended and restated term loan facility debt), preferably through third party financing and, if necessary, through more costly "take-back" debt
- After speaking with existing lenders and other outside parties, the Company requested formal indications for new financing from 4 parties
- None of the indications from potential lenders were at attractive or favorable terms (and certainly not when compared with the debt conversion and amended/extended term loan facilities under the Prepack Plan)

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 Preliminary and subject to changePrivileged and confidentialPrepared at the request of counsel  Concluding Remarks

*Preliminary and subject to change*
*Privileged and confidential*
*Subject to F.R.E. 408*

# Prepack Plan

- The Prepack Plan offers significant benefit for all stakeholders including the Existing Equity
  - Avoids disruption to international operations
  - Dramatically delevers balance sheet and positions the Company to compete in a highly competitive industry
  - Obtains significant concessions from secured creditors which cannot be obtained without their consent, including elimination of over $1 billion of secured debt
  - Obtains 2-4 years of additional time to repay the $253 Million and $100 Million Loan Facilities, preserving future capital for Company
  - New fully-committed $100 million facility for operations
  - Through consensual impairment, allows business to operate as usual
  - Provides 6% warrants to Existing Equity

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